Exhibit 99.2
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
On January 12, 2021, Pioneer Natural Resources Company ("Pioneer" or the "Company") acquired Parsley Energy, Inc., a Delaware corporation that previously traded on the NYSE under the symbol "PE" ("Parsley"), pursuant to the Agreement and Plan of Merger, dated as of October 20, 2020, among Pioneer, certain of its subsidiaries, Parsley and Parsley's subsidiary, Parsley Energy, LLC (the "merger" or the "Parsley Acquisition"). On the closing date of the Parsley Acquisition, Parsley merged into a newly formed wholly-owned subsidiary of the Company, and the subsidiaries of Parsley, including Jagged Peak Energy LLC ("Jagged Peak"), became indirect subsidiaries of the Company.
The following pro forma financial statements have been prepared from the respective historical consolidated financial statements of Pioneer and Parsley, adjusted to give effect to the merger. The unaudited pro forma combined balance sheet (the “pro forma balance sheet”) combines the historical consolidated balance sheets of Pioneer and Parsley as of December 31, 2020, giving effect to the merger as if it had been consummated on December 31, 2020. The unaudited pro forma combined statement of operations (the “pro forma statement of operations”) combines the historical consolidated statements of operations of Pioneer and Parsley for the year ended December 31, 2020, giving effect to the merger as if it had been consummated on January 1, 2020. The unaudited pro forma combined financial statements ("pro forma financial statements") contain certain reclassification adjustments to conform the historical Parsley financial statement presentation to Pioneer’s financial statement presentation. The pro forma financial statements have been developed from and should be read in conjunction with (i) the audited consolidated financial statements of Pioneer included in its Annual Report on Form 10-K for the year ended December 31, 2020 and (ii) the audited consolidated financial statements of Parsley as of and for the year ended December 31, 2020 which are filed as Exhibit 99.1 to this Current Report on Form 8-K.
The pro forma financial statements are provided for illustrative purposes only and are not intended to represent what Pioneer’s financial position or results of operations would have been had the Parsley Acquisition actually been consummated on the assumed dates nor do they purport to project the future operating results or the financial position of the combined company following the merger. The pro forma financial statements do not reflect future events that may occur after the merger, including, but not limited to, the anticipated realization of savings from potential operating efficiencies, cost savings, or economies of scale that the combined company may achieve with respect to the combined operations. Specifically, the pro forma financial statements of operations do not include projected synergies expected to be achieved as a result of the Parsley Acquisition or any associated costs that may be incurred to achieve any projected synergies. The pro forma statements of operations also exclude the costs associated with any integration activities that may result from the merger. Further, the pro forma financial statements do not reflect the effect of any regulatory actions that may impact the results of the combined company following the Parsley Acquisition.
The pro forma financial statements have been prepared to reflect adjustments to Pioneer’s historical consolidated financial information. Accordingly, the pro forma financial statements reflect the following assumptions:
•the Parsley Acquisition will be accounted for as a business combination using the acquisition method of accounting, with Pioneer identified as the acquirer, and the issuance of shares of Pioneer common stock as merger consideration;
•each eligible share of Class A Parsley common stock, each eligible Parsley LLC unit and each Parsley equity award converted or settled as part of the merger will be converted automatically into the right to receive 0.1252 shares of Pioneer common stock, in accordance with the terms of the merger agreement;
•the assumption of Parsley's senior notes and credit facility;
•the assumption of liabilities for merger-related expenses; and
•the recognition of the estimated tax impact of the pro forma adjustments.
Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma financial statements. In Pioneer’s opinion, all adjustments are based on available information and assumptions that Pioneer believes are reasonable and necessary to present fairly the pro forma information.
The pro forma financial statements should be read in conjunction with the separate historical consolidated financial statements and related notes of Pioneer, which are included in Pioneer’s Annual Report on Form 10-K for the year ended December 31, 2020, and the audited financial statements of Parsley, which are filed as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibit 99.2
PIONEER NATURAL RESOURCES COMPANY
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2020
(in millions)

	Pioneer Historical	Parsley Historical, As Adjusted (Note 4)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$1,442	$58	$—		$1,500
Restricted cash	59	—	—		59
Accounts receivable:
Trade, net	695	156	3	(a)	854
Due from affiliates	—	—	1	(a)	1
Income taxes receivable	4	—	—		4
Inventories	224	17	(2)	(b)	239
Derivatives	5	24	(24)	(c)	5
Investment in affiliate	123	—	—		123
Other	43	10	(4)	(d)	49
Total current assets	2,595	265	(26)		2,834
Oil and gas properties, using the successful efforts method of accounting:
Proved properties	23,934	4,847	257	(e)	29,038
Unproved properties	576	2,755	2,818	(e)	6,149
Accumulated depletion, depreciation and amortization	(10,071)	(382)	382	(e)	(10,071)
Total oil and gas properties, net	14,439	7,220	3,457		25,116
Other property and equipment, net	1,584	163	(30)	(e)	1,717
Operating lease right-of-use assets	197	212	(11)	(f)	398
Derivatives	3	—	—		3
Goodwill	261	—	—		261
Other assets	150	2	(1)	(d)	151
	$19,229	$7,862	$3,389		$30,480

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable:
Trade	$928	$357	$69	(g)	$1,354
Due to affiliates	102	3	262	(h), (i)	367
Interest payable	35	46	—		81
Income taxes payable	4	—	—		4
Current portion of long-term debt	140	—	—		140
Derivatives	234	240	(29)	(c)	445
Operating leases	100	45	(44)	(f)	101
Other	363	4	24	(j), (k)	391
Total current liabilities	1,906	695	282		2,883
Long-term debt	3,160	2,957	155	(l)	6,272
Derivatives	66	9	—		75
Deferred income taxes	1,366	8	140	(m)	1,514
Operating leases	110	172	28	(f)	310
Other liabilities	1,052	29	44	(n)	1,125
Equity:
Common stock	2	4	(4)	(k)	2
Additional paid-in capital	9,323	7,038	(1,361)	(h), (k)	15,000
Treasury stock	(1,234)	(15)	1,253	(k)	4
Retained earnings / (accumulated deficit)	3,478	(3,264)	3,081	(g), (h), (k)	3,295
Total equity attributable to common stockholders	11,569	3,763	2,969		18,301
Noncontrolling interest in consolidated subsidiaries	—	229	(229)	(k)	—
Total equity	11,569	3,992	2,740		18,301
Commitments and contingencies
	$19,229	$7,862	$3,389		$30,480

Exhibit 99.2
PIONEER NATURAL RESOURCES COMPANY
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2020
(in millions, except per share data)

	Pioneer Historical	Parsley Historical, As Adjusted (Note 4)	Transaction Accounting Adjustments		Pro Forma Combined
Revenues and other income:
Oil and gas	$3,630	$1,688	$—		$5,318
Sales of purchased commodities	3,394	—	—		3,394
Interest and other income (loss), net	(67)	70	—		3
Derivative loss, net	(281)	—	—		(281)
Gain on disposition of assets, net	9	4	—		13
	6,685	1,762	—		8,447
Costs and expenses:
Oil and gas production	682	334	—		1,016
Production and ad valorem taxes	242	116	—		358
Depletion, depreciation and amortization	1,639	666	(263)	(o)	2,042
Purchased commodities	3,633	—	—		3,633
Impairment of oil and gas properties	—	4,374	—		4,374
Exploration and abandonments	47	611	—		658
General and administrative	244	172	—		416
Accretion of discount on asset retirement obligations	9	2	—		11
Interest	129	164	(13)	(p)	280
Other	321	107	183	(g), (h)	611
	6,946	6,546	(93)		13,399
Income (loss) before income taxes	(261)	(4,784)	93		(4,952)
Income tax benefit (provision)	61	563	(20)	(m)	604
Net income (loss)	(200)	(4,221)	73		(4,348)
Net (income) loss attributable to noncontrolling interests	—	404	(404)	(q)	—
Net loss attributable to common stockholders	$(200)	$(3,817)	$(331)		$(4,348)

Basic and diluted net loss per share attributable to common stockholders (r)	$(1.21)				$(20.07)

Basic and diluted weighted average shares outstanding (r)	165		52	(s)	217

Exhibit 99.2
NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

NOTE 1. Basis of Presentation

The unaudited pro forma combined financial information has been derived from Pioneer’s Annual Report on Form 10-K for the year ended December 31, 2020 and the audited financial statements of Parsley which are filed as Exhibit 99.1 to this current report on Form 8-K. Certain of Parsley’s historical amounts have been reclassified to conform to Pioneer’s financial statement presentation. See Note 4 for additional information. The pro forma balance sheet is presented as if the Parsley Acquisition had been completed on December 31, 2020. The pro forma statements of operations are presented as if the Parsley Acquisition had been completed on January 1, 2020.

In Pioneer's opinion, the pro forma financial statements reflect pro forma adjustments that are described in the accompanying notes and are based on currently available information. All adjustments have been made that are necessary to present fairly the pro forma financial statements. The pro forma financial statements do not purport to represent what the combined company’s financial position or results of operations would have been if the Parsley Acquisition had actually occurred on the date indicated, nor are they indicative of Pioneer’s future financial position or results of operations. Actual results may differ materially from the assumptions and estimates reflected in these pro forma financial statements.

NOTE 2. Purchase Price Allocation

Pioneer has determined it is the accounting acquirer in the merger, which will be accounted for under the acquisition method of accounting for business combinations in accordance with Accounting Standards Codification 805, "Business Combinations". The allocation of the purchase price to the fair value of assets acquired and liabilities assumed is based upon Pioneer management’s estimates of and assumptions as of January 12, 2021, using currently available information. The purchase price allocation and the resulting effect on Pioneer's financial position and results of operations may be subject to change as the Company monitors and interprets the impact that new information may have on the fair value of assets acquired and liabilities assumed. The Company expects to finalize the purchase price allocation as soon as practicable.

Exhibit 99.2
Based upon the merger consideration transferred, the fair value of the assets acquired and liabilities assumed is recorded as follows (shown in millions, except exchange ratio and price per share data):

Consideration transferred:
Total Parsley shares/units convertible to or settled in Pioneer common stock (a)	413
Exchange ratio (a)	0.1252
Shares of Pioneer common stock issued	52
Share price of Pioneer common stock on January 12, 2021 (b)	$132.74
Fair value of Pioneer common stock to be issued as consideration	$6,857
Additional consideration (c)	26
Total consideration transferred	$6,883
Fair value of assets acquired:
Cash and cash equivalents	$58
Accounts receivable	160
Proved properties	5,104
Unproved properties	5,573
Other property and equipment, net	133
Operating lease right-of-use assets	201
Other assets	22
Total assets acquired	$11,251
Fair value of liabilities assumed:
Accounts payable	$541
Interest payable	46
Derivatives	220
Operating leases	201
Deferred income taxes	148
Long-term debt	3,112
Other liabilities	100
Total liabilities assumed	$4,368
Assets acquired and liabilities assumed	$6,883

____________________
(a)Under the merger agreement, each Parsley Class A stockholder and Parsley LLC unitholder was entitled to receive 0.1252 shares of Pioneer common stock for, as applicable, (i) each eligible share of Parsley Class A common stock, (ii) each eligible Parsley LLC unit and (iii) each Parsley equity award converted or settled as part of the merger.
(b)Represents the market price of Pioneer Common Stock on January 12, 2021, the closing date of the Parsley Acquisition. This price is the final price used in the Company's calculation of merger consideration.
(c)Additional consideration represents (i) cash paid to settle fractional shares and (ii) the fair value of Pioneer shares that will replace Parsley equity awards that are attributable to pre-merger services provided.

Exhibit 99.2
NOTE 3. Pro Forma Adjustments

Adjustments included in the columns labeled “Transaction Accounting Adjustments” in the pro forma financial statements are as follows:

(a) Reflects transaction accounting adjustments resulting in an increase in the amount of accounts receivable - trade, net and accounts receivable - due from affiliates, net. The increase in the accounts receivable is partially offset by an adjustment to allowance for doubtful accounts in accordance with Pioneer's policy.

(b) Reflects a purchase price allocation adjustment to record Parsley's inventories at their estimated fair value.

(c) Reflects transaction accounting adjustments related to counterparty netting and associated valuation reserves under Pioneer's derivative policy.

(d) Reflects transaction accounting adjustments to record Parsley's other current assets and other noncurrent assets at their estimated fair value.

(e) Reflects transaction accounting adjustments resulting in (i) an increase to Parsley's proved oil and gas properties to record the properties at their estimated fair value, (ii) the elimination of Parsley's historical accumulated depletion, depreciation and amortization ("DD&A") balances, (iii) an increase to Parsley's unproved oil and gas properties to record the properties at their estimated fair value and (iv) a decrease to the value of other property and equipment to record these assets at their estimated fair value.

(f) Reflects transaction accounting adjustments to record Parsley's operating right-of-use assets, and related current and noncurrent operating lease liabilities at their estimated fair value.

(g) Represents nonrecurring transaction costs of approximately $69 million that were incurred by Pioneer and Parsley for advisory, legal, regulatory, accounting, valuation and other professional fees that are not capitalized as part of the merger. These transaction costs are not representative of the total amount that Pioneer and Parsley will incur in connection with the Parsley Acquisition and the final amounts and the resulting effect on Pioneer's financial position and results of operations may differ significantly.

(h) Represents nonrecurring severance costs of $114 million. $33 million of this represents expense associated with the accelerated vesting of Parsley restricted stock awards and performance units upon completion of the Parsley Acquisition, and $81 million represents cash severance payments to certain former employees of Parsley.

(i) Reflects a transaction accounting adjustment of $181 million to record accounts payable - due to affiliates in connection with the tax receivable agreement ("TRA") termination payments that became payable to TRA holders at the closing of the merger.

(j) Reflects transaction accounting adjustments to record other current liabilities at their estimated fair value.

(k) Reflects transaction accounting adjustments to eliminate Parsley historical equity balances in accordance with the acquisition method of accounting and record the impact of the issuance of consideration in connection with the Parsley Acquisition, which also includes cash of $1 million related to the settlement of partial shares of stock. The impact of pro forma merger adjustments on total equity are summarized below (shown in millions):

	Elimination of Parsley's Historical Equity	Issuance of Pioneer Common Stock	Pro Forma Equity Adjustments
Common stock	$(4)	$—	$(4)
Additional paid-in capital	(7,038)	5,644	(1,394)
Treasury stock	15	1,238	1,253
Accumulated deficit	3,264	—	3,264
Total stockholder's equity	(3,763)	6,882	3,119
Noncontrolling interests (q)	(229)	—	(229)
Total equity	$(3,992)	$6,882	$2,890

(l) Reflects a purchase price allocation adjustment to record Parsley's long-term debt at its estimated fair value.

Exhibit 99.2
(m) Reflects an adjustment to deferred income taxes to record the estimated deferred income tax effects of combining Pioneer’s and Parsley’s operations. The deferred tax adjustment assumes a forecasted blended Parsley statutory tax rate of 21.6%. The pro forma income tax adjustments included in the pro forma statement of operations for the period ended December 31, 2020 reflects the income tax effects of the transaction accounting adjustments presented. Because the tax rates used for these pro forma financial statements are an estimate, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the merger.

(n) Reflects transaction accounting adjustments to record Parsley's other noncurrent liabilities at their estimated fair value, the majority of which is related to the estimated fair value of the assumed Parsley asset retirement obligations.

(o) Reflects the pro forma DD&A expense based on the purchase price allocation. DD&A for oil and gas properties was calculated in accordance with the successful efforts method of accounting for oil and gas properties using the combined companies estimated proved reserves. DD&A expense for other property and equipment was based on the estimated useful lives of the assets.

(p) Reflects the impact of the amortization of the debt premium resulting from the purchase price allocation adjustment to record Parsley's outstanding debt at fair value.

(q) Reflects the elimination of the noncontrolling interest attributable to the membership interests of Parsley LLC unitholders. Each Parsley LLC unitholder was entitled to receive 0.1252 shares of Pioneer common stock for each Parsley LLC unit owned.

(r) The pro forma merger adjustments on Pioneer common stock and basic and diluted earnings per share are summarized below:

Year Ended December 31, 2020 (in millions, except per share data)
Numerator
Basic and diluted combined pro forma net loss attributable to Pioneer common stockholders	$(4,348)

Denominator
Historical basic and diluted weighted average Pioneer shares outstanding	165
Shares of Pioneer common stock to be issued	52
Pro forma basic and diluted weighted average Pioneer shares outstanding	217
Pro forma basic and diluted net loss per share attributable to common Pioneer stockholders	$(20.07)

(s) Represents the approximate number of shares of Pioneer common stock that are to be issued as merger consideration in exchange for Parsley Class A common stock and Parsley LLC units.

NOTE 4. Parsley Historical Financial Statement Presentation

Certain reclassifications have been made to the historical presentation of Parsley to conform to the financial statement presentation of Pioneer as follows:

Exhibit 99.2
PARSLEY ENERGY INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA BALANCE SHEET
AS OF DECEMBER 31, 2020
(in millions)

	Parsley Historical	Reclassification Adjustments	Parsley Historical, As Adjusted
ASSETS
Current assets:
Cash and cash equivalents	$54	$4	$58
Accounts receivable:
Trade, net	—	156	156
Joint interest owners and other	35	(35)	—
Oil, natural gas and NGLs	174	(174)	—
Inventories	—	17	17
Derivatives	24	—	24
Other	14	—	10
Total current assets	301	(36)	265
Oil and gas properties, using the successful efforts method of accounting:
Oil and natural gas properties, successful efforts method	7,562	(7,562)	—
Proved properties	—	4,847	4,847
Unproved properties	—	2,755	2,755
Accumulated depletion, depreciation and amortization	(382)	—	(382)
Total oil and gas properties, net	7,180	40	7,220
Other property and equipment, net	184	(21)	163
Operating lease right-of-use assets	209	3	212
Derivatives	—	—	—
Other assets	7	(5)	2
	$7,881	$(19)	$7,862

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable:
Accounts payable and accrued expenses	$246	$(246)	$—
Trade	—	357	357
Due to affiliates	—	3	3
Interest payable	—	46	46
Derivatives	240	—	240
Revenue and severance taxes payable	171	(171)	—
Operating leases	45	—	45
Other	4	—	4
Total current liabilities	706	(11)	695
Long-term debt	2,963	(6)	2,957
Derivatives	9	—	9
Deferred income taxes	8	—	8
Operating leases	175	(3)	172
Financing lease liabilities	1	(1)	—
Asset retirement obligations	28	(28)	—
Other liabilities	—	29	29
Equity:
Common stock:
Common stock	—	4	4
Class A	4	(4)	—
Additional paid-in capital	7,038	—	7,038
Treasury Stock	(15)	—	(15)
Retained earnings / (accumulated deficit)	(3,265)	1	(3,264)
Total equity attributable to common stockholders	3,762	1	3,763
Noncontrolling interest in consolidated subsidiaries	229	—	229
Total equity	3,991	1	3,992
Commitments and contingencies
	$7,881	$(19)	$7,862

Exhibit 99.2
PARSLEY ENERGY INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2020
(in millions)

	Parsley Historical	Reclassification Adjustments	Parsley Historical, As Adjusted
Revenues and other income:
Oil and gas	$—	$1,688	$1,688
Oil sales	1,473	(1,473)	—
Natural gas sales	60	(60)	—
Natural gas liquids sales	155	(155)	—
Interest and other	12	58	70
Gain (loss) on disposition of assets, net	—	4	4
	1,700	62	1,762
Costs and expenses:
Oil and gas production	—	334	334
Lease operating expenses	255	(255)	—
Transportation and processing costs	75	(75)	—
Production and ad valorem taxes	116	—	116
Depletion, depreciation and amortization	666	—	666
Impairment of long-lived assets	4,374	—	4,374
Exploration and abandonments	611	—	611
General and administrative	172	—	172
Accretion of discount on asset retirement obligations	2	—	2
Interest	—	164	164
Other	—	107	107
Acquisition costs	22	(22)	—
Rig termination costs	15	(15)	—
(Gain) loss on sale of property	(4)	4	—
Restructuring and other termination costs	46	(46)	—
Other operating expenses	15	(15)	—
	6,365	181	6,546
Operating Loss	(4,665)	(119)	(4,784)
Other Income (Expense)
Interest expense, net	(164)	164	—
Loss on early extinguishment of debt	(21)	21	—
Change in TRA liability	71	(71)	—
Other income (expense)	(5)	5	—
Total other income (expense), net	(119)	119	—
Loss before income taxes	(4,784)	—	(4,784)
Income tax benefit	563	—	563
Net loss	(4,221)	—	(4,221)
Net loss attributable to noncontrolling interests	404	—	404
Net loss attributable to common stockholders	$(3,817)	$—	$(3,817)

NOTE 5. Supplemental Pro Forma Oil, NGL and Gas Reserves Information

The following tables present (i) the estimated pro forma combined net proved developed and undeveloped, oil, NGL and gas reserves as of December 31, 2020, (ii) the estimated pro forma combined standardized measure of discounted future net cash flows as of December 31, 2020 and (iii) the estimated sources of changes in pro forma combined standardized measure of discounted future net cash flows during the year ended December 31, 2020. The amounts below were derived from Pioneer’s Annual Report on Form 10-K for the year ended December 31, 2020 and the audited financial statements of Parsley which are filed as Exhibit 99.1 to this Current Report on Form 8-K. The following estimated pro forma combined supplemental pro forma oil, NGL and gas reserves information is not necessarily indicative of the results that might have occurred had the merger been completed on December 31, 2020 and is not intended to be a projection of future results. Future results may vary significantly from the results presented.

Exhibit 99.2

Pro Forma Combined Net Proved Developed and Undeveloped, Oil, NGL and Gas Reserves

The proved undeveloped reserves of Parsley are based on Parsley's development plans and reserve estimation methodologies. Because Pioneer will develop such proved undeveloped reserves in accordance with its own development plan and, in the future, will estimate proved undeveloped reserves in accordance with its own methodologies, the estimates presented herein for Parsley may not be representative of Pioneer’s future proved reserve estimates. The following tables present the estimated pro forma combined net proved developed and undeveloped oil and gas reserves information as of December 31, 2020, along with a summary of changes in quantities of net remaining proved reserves during the year ended December 31, 2020:

Oil Reserves (MBbls)	Pioneer Historical	Parsley Historical	Pro Forma Combined
Total Proved Reserves:
Balance, January 1, 2020	603,750	326,463	930,213
Production	(77,095)	(41,816)	(118,911)
Revisions of previous estimates	(68,300)	(77,486)	(145,786)
Extensions and discoveries	111,239	35,135	146,374
Sales of minerals-in-place	(1,480)	(5,353)	(6,833)
Purchases of minerals-in-place	670	79,212	79,882
Balance, December 31, 2020	568,784	316,155	884,939
Proved Developed Reserves:
Balance, January 1	571,293	206,849	778,142
Balance, December 31	539,320	268,352	807,672
Proved Undeveloped Reserves:
Balance, January 1	32,457	119,614	152,071
Balance, December 31	29,464	47,803	77,267

NGL Reserves (MBbls)	Pioneer Historical	Parsley Historical	Pro Forma Combined
Total Proved Reserves:
Balance, January 1, 2020	281,983	147,664	429,647
Production	(31,376)	(14,500)	(45,876)
Revisions of previous estimates	73,107	(20,553)	52,554
Extensions and discoveries	55,952	11,874	67,826
Sales of minerals-in-place	(803)	(1,701)	(2,504)
Purchases of minerals-in-place	324	15,055	15,379
Balance, December 31, 2020	379,187	137,839	517,026
Proved Developed Reserves:
Balance, January 1	268,468	96,202	364,670
Balance, December 31	362,584	122,321	484,905
Proved Undeveloped Reserves:
Balance, January 1	13,515	51,462	64,977
Balance, December 31	16,603	15,518	32,121

Exhibit 99.2

Gas Reserves (MMcf)	Pioneer Historical	Parsley Historical	Pro Forma Combined
Total Proved Reserves:
Balance, January 1, 2020	1,499,513	709,242	2,208,755
Production	(166,863)	(69,835)	(236,698)
Revisions of previous estimates	342,720	(89,755)	252,965
Extensions and discoveries	267,497	55,623	323,120
Sales of minerals-in-place	(4,434)	(9,360)	(13,794)
Purchases of minerals-in-place	1,667	73,478	75,145
Balance, December 31, 2020	1,940,100	669,393	2,609,493
Proved Developed Reserves:
Balance, January 1	1,429,417	472,160	1,901,577
Balance, December 31	1,855,607	584,888	2,440,495
Proved Undeveloped Reserves:
Balance, January 1	70,096	237,082	307,178
Balance, December 31	84,493	84,505	168,998

Total Reserves (MBOE)	Pioneer Historical	Parsley Historical	Pro Forma Combined
Total Proved Reserves:
Balance, January 1, 2020	1,135,652	592,334	1,727,986
Production	(136,282)	(67,955)	(204,237)
Revisions of previous estimates	61,927	(112,997)	(51,070)
Extensions and discoveries	211,774	56,280	268,054
Sales of minerals-in-place	(3,022)	(8,614)	(11,636)
Purchases of minerals-in-place	1,272	106,513	107,785
Balance, December 31, 2020	1,271,321	565,561	1,836,882
Proved Developed Reserves:
Balance, January 1	1,077,997	381,744	1,459,741
Balance, December 31	1,211,172	488,155	1,699,327
Proved Undeveloped Reserves:
Balance, January 1	57,655	210,590	268,245
Balance, December 31	60,149	77,406	137,555

Pro Forma Combined Standardized Measure of Discounted Future Net Cash Flows

The following table presents the pro forma combined standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves as of December 31, 2020:

	Pioneer Historical	Parsley Historical	Pro Forma Combined
Oil and gas producing activities:
Future cash inflows	$30,357	$13,716	$44,073
Future development costs	(1,124)	(699)	(1,823)
Future production costs	(14,784)	(7,789)	(22,573)
Future income tax expenses	(494)	(123)	(617)
Standardized measure of future net cash flows	13,955	5,105	19,060
Ten percent annual discount factor	(6,753)	(1,779)	(8,532)
Standardized measure of discounted future net cash flows	$7,202	$3,326	$10,528

Exhibit 99.2

Sources of Changes in Pro Forma Combined Standardized Measure of Discounted Future Net Cash Flows

The principal changes in the pro forma combined standardized measure of discounted future net cash flows relating to proved reserves for the year ended December 31, 2020 are as follows:

	Pioneer Historical	Parsley Historical	Pro Forma Combined
Oil and gas sales, net of production costs	$(2,566)	$(1,242)	$(3,808)
Revisions of previous estimates:
Net changes in prices and production costs	(3,971)	(3,634)	(7,605)
Changes in future development costs	152	93	245
Revisions in quantities	(27)	(232)	(259)
Accretion of discount	809	566	1,375
Extensions, discoveries and improved recovery	2,366	499	2,865
Development costs incurred during the period	105	348	453
Sales of minerals-in-place	(9)	(104)	(113)
Purchases of minerals-in-place	7	1,450	1,457
Change in present value of future net revenues	(3,134)	(2,256)	(5,390)
Net change in present value of future income taxes	602	620	1,222
	(2,532)	(1,636)	(4,168)
Balance, beginning of year	9,734	4,962	14,696
Balance, end of year	$7,202	$3,326	$10,528